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                                                                  Exhibit 23.1.8


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Equity Participation Plan of Nextera Enterprises, Inc. of our report dated February 2, 1999, with respect to the financial statements of Lexecon Inc., included in the Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-63789).



/s/ ERNST & YOUNG LLP


Chicago, Illinois
May 14, 1999